Exhibit 99.1

FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FIRST QUARTER RESULTS

•                  Company posts increases in net revenue and EBITDA despite national economic challenges

•                  Strategic plan implementation producing positive financial results and margin improvements

SAINT LOUIS, MO – September 3, 2008 – Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the first quarter of fiscal year 2009 ended July 27, 2008 and other Company-related news.

In making the announcement, James B. Perry, the Company’s executive vice chairman and chief executive officer, said, “Our Company continued to make progress as we executed our strategic plan during the quarter, and I am pleased with our performance during a time of continuing economic uncertainty. I believe our operational initiatives have had a direct impact on our bottom line, as we were able to grow EBITDA and improve margins. Additionally, our efforts to trim costs and increase efficiency have made important contributions to the achievement of margin improvements at our properties and at the corporate level, despite the challenges the gaming industry has faced in recent months.

“Over Labor Day weekend, it was necessary to close our properties in Biloxi and Natchez, Mississippi, as well as our property in Lake Charles, Louisiana, due to Hurricane Gustav.   We are working as quickly as possible to reopen these properties, pending regulatory approval, while remaining completely focused on the safety of our employees and our guests.  Overall, while there was some flooding and minor damage to our facilities in the region as a result of Gustav, the damage was not severe and should not have a significant impact on our operations moving forward.”

CONSOLIDATED RESULTS

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended
	July 27,	July 29,
	2008	2007
Net revenues	$282.3	$278.5
Net (loss)	(3.6)	(7.1)
Net Loss per share	(0.12)	(0.23)
EBITDA(1)	51.4	46.7

Significant items impacting EBITDA and the net loss during the quarters ended July 27, 2008 and July 29, 2007 are as follows:

	Three Months Ended
	July 27,	July 29,
	2008	2007
Items impacting EBITDA and Net Loss:
Write-offs and other charges	$(6.0)	$—
Pre-opening	—	(6.1)
Development	(0.2)	(1.5)
Minority interest	—	(1.9)
Additional item impacting Net Loss:
Loss on early extinguishment of debt	—	(2.2)

First Quarter Highlights

During the quarter, net revenues increased by $3.8 million, or 1.4%, as compared to the first quarter of fiscal 2008.    The Company’s net loss for the quarter improved to ($3.6) million, or ($0.12) per share, compared to ($7.1) million, or ($0.23) per share, for the same period of the prior fiscal year.

Before consideration of the items reflected in the above table, consolidated EBITDA for the first quarter was $57.6 million, compared to $56.3 million for the first quarter of the fiscal 2008 and Property EBITDA for the first quarter increased 2.7% to $67.5 million, compared to Property EBITDA of $65.7 million for the comparable quarter last year.

Property EBITDA at domestic locations with casino operations open for the entire first quarter of both fiscal years was $61.2 million, compared to $63.2 million in the comparable period of last year, before consideration of items listed in the table above.  Margins increased from 23.8% to 24.3%. The change in Property EBITDA is due primarily to the closure of our Davenport and Natchez properties for a combined 34 days during the quarter due to flooding, partially offset by the overall increase in our margins.

In commenting on the results, Virginia McDowell, the Company’s president and chief operating officer, remarked, “During the first quarter, initiatives at each of our properties targeted towards the successful execution of our overall corporate strategic plan continued to show positive effects on our financial results and customer experience.

“At the property level, our team and our customers are enthusiastically responding to the introduction of our See. Say. Smile. courtesy program introduced in the quarter, and our customer service scores have improved as we continue to focus on our ongoing efforts to make the experience at each of our properties clean, safe, friendly and fun.

“These successes, coupled with the introduction of our first Lady Luck Casino in Caruthersville during the quarter, provide us with confidence as we move forward in the implementation of our strategic plan.  I am optimistic about the value still to be realized from our operating strategies, two-brand portfolio and improved customer experience.”

Write-offs and Other Charges, and Expenses

Write-offs and other charges for the three months ended July 27, 2008 reflect a charge for $6.0 million, consisting of a $5.0 million non-cash charge representing the cancellation of our rights to acquire land and a $1.0 million termination fee, related to the potential development of a casino project in the Portland, Oregon area. Development expenses decreased from $1.5 million in the three months ended July 29, 2007 to $0.2 million for the three months ended July 27, 2008.

A loss from early extinguishment of debt was recognized during the three months ended July 29, 2007, due to the refinancing of our Senior Credit Facility.

Total consolidated stock compensation expense, including corporate and properties, for the three months ended July 27, 2008 increased $1.8 million to $2.7 million. Of this, $2.1 million was included in corporate and development expenses for the quarter.

Construction Update

The Company has begun to implement capital changes at targeted properties.  Construction has begun in the hotel at the Company’s property in Lula, Miss., where the Company plans to renovate approximately 160 hotel rooms.  Furthermore, the Company’s previously announced $160 million renovation and expansion plan for its property in Biloxi, Miss., is currently in the design phase.  As mentioned previously, the Company intends to continue to monitor market conditions and settle all outstanding insurance claims related to Hurricane Katrina, before proceeding with construction on the project.  Additionally, the Company announced that it is moving forward with the conversion of the property in Marquette, Iowa to a Lady Luck property.

Capital Structure and Capital Expenditures

As of July 27, 2008 the Company had $110.5 million cash and cash equivalents and total debt of $1.5 billion. Capital expenditures for the three months ended July 27, 2008 totaled $8.2 million which included approximately $5.0 of maintenance capital expenditures.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Wednesday, September 3, 2008 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic and Canadian callers, by dialing (866) 379-7168.  Other international callers can access the conference call by dialing (706) 758-3645.  The conference call reference number is 62134691.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	(unaudited)
	Three Months Ended
	July 27,	July 29,
	2008	2007
Revenues:
Casino	$281,001	$277,234
Rooms	13,706	13,841
Pari-mutuel commissions and fees	4,273	4,576
Food, beverage and other	33,040	34,068
Gross revenues	332,020	329,719
Less promotional allowances	49,715	51,186
Net revenues	282,305	278,533
Operating expenses:
Casino	40,426	39,363
Gaming taxes	71,145	69,072
Rooms	3,389	3,181
Pari-mutuel commissions and fees	3,186	3,672
Food, beverage and other	11,318	11,629
Marine and facilities	16,905	16,490
Marketing and administrative	68,252	69,316
Corporate and development	10,306	11,074
Write-offs and other valuation charges	6,000	—
Pre-opening	—	6,133
Depreciation and amortization	32,739	30,557
Total operating expenses	263,666	260,487
Operating income	18,639	18,046
Interest expense	(24,656)	(25,814)
Interest income	557	1,094
Loss on early extinguishment of debt	—	(2,192)

Income (loss) before income taxes and minority interest	(5,460)	(8,866)
Income tax (provision) benefit	1,834	3,678
Minority interest	—	(1,927)
Net income (loss)	$(3,626)	$(7,115)

Earnings (loss) per common share-basic:
Net income (loss)	$(0.12)	$(0.23)

Earnings (loss) per common share-diluted:
Net income (loss)	$(0.12)	$(0.23)

Weighted average basic shares	30,866,687	30,417,036
Weighted average diluted shares	30,866,687	30,417,036

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(unaudited)
	July 27,	April 27,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$110,462	$91,790
Marketable securities	19,857	18,533
Accounts receivable, net	10,762	12,195
Insurance receivable, net	3,791	7,689
Income tax receivable	28,952	28,663
Deferred income taxes	12,606	12,606
Prepaid expenses and other assets	39,868	27,905
Total current assets	226,298	199,381
Property and equipment, net	1,304,028	1,328,986
Other assets:
Goodwill	307,649	307,649
Other intangible assets, net	88,966	89,252
Deferred financing costs, net	12,738	13,381
Restricted cash	2,774	4,802
Prepaid deposits and other	22,236	22,948
Deferred income taxes	6,040	7,767
Total assets	$1,970,729	$1,974,166
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$9,706	$9,698
Accounts payable	22,451	29,283
Accrued liabilities:
Interest	17,758	8,580
Payroll and related	44,854	47,618
Property and other taxes	31,044	30,137
Other	63,742	58,121
Total current liabilities	189,555	183,437
Long-term debt, less current maturities	1,490,273	1,497,591
Other accrued liabilities	43,890	52,821
Other long-term liabilities	56,919	52,305
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; shares issued: 35,229,670 at July 27, 2008 and 35,229,006 at April 27, 2008	353	353
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	190,213	188,036
Retained earnings	54,627	58,253
Accumulated other comprehensive income (loss)	(2,663)	(5,601)
	242,530	241,041
Treasury stock, 4,342,443 shares at July 27, 2008 and 4,372,073 shares at April 27, 2008	(52,438)	(53,029)
Total stockholders’ equity	190,092	188,012
Total liabilities and stockholders’ equity	$1,970,729	$1,974,166

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended
	July 27,	July 29,
	2008	2007

Mississippi
Biloxi	$24,343	$26,752
Natchez	8,585	9,655
Lula	18,401	19,516
Mississippi Total	51,329	55,923

Louisiana
Lakes Charles	41,175	43,001

Missouri
Kansas City	18,211	19,710
Boonville	20,234	20,666
Caruthersville (2)	7,815	4,380
Missouri Total	46,260	44,756

Iowa
Bettendorf	26,127	23,447
Davenport	10,584	13,609
Marquette	8,488	9,497
Waterloo (2)	19,599	8,114
Iowa Total	64,798	54,667

Colorado
Black Hawk/Colorado Central Station	33,189	39,219

Florida
Pompano (2)	36,902	34,197

International
Blue Chip	2,064	2,478
Coventry (2)	2,847	401
Our Lucaya	3,573	3,830
International Total	8,484	6,709

Other	168	61

	$282,305	$278,533

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA

(unaudited, in thousands)

	Three Months Ended
	July 27,	July 29,
	2008	2007

Mississippi
Biloxi	$4,913	$6,292
Natchez	2,978	3,024
Lula	6,100	5,427
Mississippi Total	13,991	14,743

Louisiana
Lakes Charles	10,687	10,545

Missouri
Kansas City	3,618	3,710
Boonville	6,348	6,612
Caruthersville (2)	1,703	1,118
Missouri Total	11,669	11,440

Iowa
Bettendorf	9,570	7,712
Davenport	3,200	3,567
Marquette	2,420	2,758
Waterloo (2)	6,133	(280)
Iowa Total	21,323	13,757

Colorado
Black Hawk/Colorado Central Station	9,408	13,876

Florida
Pompano (2)	2,231	(606)

International
Blue Chip	(112)	24
Coventry (2)	(1,525)	(4,109)
Our Lucaya	(156)	(59)
International Total	(1,793)	(4,144)

Total Property EBITDA(1)	67,516	59,611

Corporate, Development and Other(3)(4)	(16,138)	(11,008)

Minority Interest	—	(1,927)

Total EBITDA(1)	$51,378	$46,676

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA

(unaudited, in thousands)

	Three Months Ended July 27, 2008			Three Months Ended July 29, 2007
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$362	$4,551	$4,913	$1,507	$4,785	$6,292
Natchez	2,093	885	2,978	2,064	960	3,024
Lula	3,847	2,253	6,100	2,593	2,834	5,427
Mississippi Total	6,302	7,689	13,991	6,164	8,579	14,743

Louisiana
Lakes Charles	7,389	3,298	10,687	6,671	3,874	10,545

Missouri
Kansas City	2,354	1,264	3,618	2,416	1,294	3,710
Boonville	5,139	1,209	6,348	5,384	1,228	6,612
Caruthersville (2)	572	1,131	1,703	826	292	1,118
Missouri Total	8,065	3,604	11,669	8,626	2,814	11,440

Iowa
Bettendorf	7,269	2,301	9,570	5,228	2,484	7,712
Davenport	2,073	1,127	3,200	2,217	1,350	3,567
Marquette	1,729	691	2,420	1,941	817	2,758
Waterloo (2)	3,319	2,814	6,133	(1,222)	942	(280)
Iowa Total	14,390	6,933	21,323	8,164	5,593	13,757

Colorado
Black Hawk/Colorado Central Station	4,920	4,488	9,408	9,904	3,972	13,876

Florida
Pompano (2)	(1,975)	4,206	2,231	(4,454)	3,848	(606)

International
Blue Chip	(210)	98	(112)	(102)	126	24
Coventry (2)	(2,600)	1,075	(1,525)	(4,947)	838	(4,109)
Our Lucaya	(160)	4	(156)	(59)	—	(59)
International Total	(2,970)	1,177	(1,793)	(5,108)	964	(4,144)

Total Properties	36,121	31,395	67,516	29,967	29,644	59,611

Corporate, Development and Other (3)(4)	(17,482)	1,344	(16,138)	(11,921)	913	(11,008)
Minority Interest			—			(1,927)
	$18,639	$32,739	$51,378	$18,046	$30,557	$46,676

1.    EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.”  EBITDA is presented after consideration of minority interest.  “Property EBITDA” is “EBITDA” before Corporate and development expenses and minority interest.  “EBITDA” is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses “EBITDA” and “Property EBITDA” as the primary measure of the Company’s operating properties’ performance, and are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  Reconciliations of operating income to EBITDA are included in the financial schedules accompanying this release.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended
	July 27,	July 29,
	2008	2007

EBITDA	$51,378	$46,676
(Add)/deduct:
Depreciation and amortization	32,739	30,557
Interest expense:
Interest expense, net	24,099	24,720
Loss on early extinguishment of debt	—	2,192
Income tax provision (benefit)	(1,834)	(3,678)
Net income (loss)	$(3,626)	$(7,115)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation financial debt covenants.  Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as pre-opening expenses, certain write-offs and valuation expenses, and stock compensation expense.  Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filing with the Securities and Exchange Commission.

2.               During 2007 we opened or acquired new properties as follows:

Property	Date

Pompano	April 2007
Caruthersville	June 2007
Waterloo	June 2007
Coventry	July 2007

Our operating results reflect the impact of these openings as well as the incurrence of pre-opening costs for the three months ended July 29, 2007 as follows:

Property	Pre- Opening Expenses

Pompano	$307
Waterloo	3,024
Coventry	2,802

3.               Total consolidated stock compensation expense including corporate and properties for the three months ended July 27, 2008 and July 29, 2007 was $2.7 million and $0.9 million, respectively, of which, $2.1 million and $0.7 million were included in Corporate and development expense, respectively.

4.               Write-offs and other charges for the three months ended July 27, 2008 reflect a charge for $6.0 million relating the termination of an agreement for the potential development of a casino project in the Portland, Oregon area. As a part of this termination agreement reached during the three months ended July 27, 2008, we agreed to terminate our rights under a land option and to pay a termination fee. As a result of this termination, we recorded a $6.0 million charge consisting of a write-off of $5.0 million representing our previously capitalized rights under the land option and $1.0 million termination fee.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 18 casino properties. The Company owns and operates casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville, Kansas City, Missouri; two casinos in Black Hawk, Colorado; and a casino and harness track in Pompano Beach, Florida. Isle of Capri Casinos’ international gaming interests include a casino that it operates in Freeport, Grand Bahama, a casino in Coventry, England, and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England.

Forward-Looking Statements

This press release may contain forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing and other regulatory conditions, the economy, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition and results of operations is included in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the most recently ended fiscal year.  This and other information is available through the Securities and Exchange Commission at www.sec.gov, or through the Company’s website, www.islecorp.com.

CONTACTS:
Isle of Capri Casinos, Inc.,
Dale Black, Chief Financial Officer-314.813.9327
Jill Haynes, Senior Director of Corporate Communication-314.813.9368